EXHIBIT (10)(o)

2005 CASH COMPENSATION FOR NON-MANAGEMENT DIRECTORS OF THE
REGISTRANT

     As of January 1, 2005, the 2005 Board fees include an annual retainer of $20,000 and a meeting fee of $1,500 for each board meeting attended. The directors also receive $1,000 for each committee meeting attended, with an additional annual retainer of $5,000 to the committee chairman. The Chairman of the Board receives an additional $100,000 retainer. The common stock contribution to the Associated Banc-Corp Director’s Deferred Compensation Plan will be $35,000 for 2005.